EXHIBIT 10.34






          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                   PRODUCT MANUFACTURING AND SUPPLY AGREEMENT
                   ------------------------------------------



                                    BETWEEN:
                                    --------





                               CYTOGEN CORPORATION
                               -------------------



                                       AND
                                       ---



                                 DRAXIMAGE INC.
                                 --------------









                                      DATED
                                      -----



                                DECEMBER 5, 2000
                                ----------------

                                    CONTENTS
                                    --------

ARTICLE 1  - INTERPRETATION


ARTICLE 2  - MANUFACTURING, SUPPLY AND RELATED SERVICES


ARTICLE 3  - QUALITY ASSURANCE


ARTICLE 4  - PRODUCT SUPPLY AND QUANTITIES


ARTICLE 5  - DELIVERY AND TITLE TO PRODUCTS


ARTICLE 6  - REPRESENTATIONS AND WARRANTIES


ARTICLE 7  - THIRD PARTY LIABILITY


ARTICLE 8  - TERM AND TERMINATION


ARTICLE 9  - DISPUTE RESOLUTION


ARTICLE 10  - CONFIDENTIALITY


ARTICLE 11  - FORCE MAJEURE


ARTICLE 12  - ASSIGNMENT AND SUBLICENSING


ARTICLE 13  - MISCELLANEOUS

                   PRODUCT MANUFACTURING AND SUPPLY AGREEMENT

THIS AGREEMENT is effective from the 5th day of December, 2000

       BETWEEN: CYTOGEN CORPORATION, a corporation incorporated under the laws of Delaware, having its head office at 600 College Road East - CN 5308, Princeton, New Jersey 08540-5308

                         ("Cytogen")

       AND: DRAXIMAGE INC., a corporation incorporated under the laws of Canada having its principal place of business at 16751 Trans Canada Highway, Kirkland, Quebec,
                         H9H 4J4

                         ("DRAXIMAGE");

WHEREAS concurrent with the execution of this Agreement, the Parties shall enter into a license and distribution agreement wherein DRAXIMAGE will license to Cytogen the Products for distribution and sale within the Territory in accordance with the terms therein (the "License Agreement");

AND WHEREAS Cytogen desires to have DRAXIMAGE manufacture and supply the Products;

AND WHEREAS DRAXIMAGE desires to manufacture and supply such Products;

AND WHEREAS the Parties are willing to carry out the foregoing pursuant to the terms and conditions set forth in this Agreement;

NOW THEREFORE in consideration of the mutual covenants and agreements in this Agreement, Cytogen and DRAXIMAGE agree with each other as follows:

ARTICLE 1 -       INTERPRETATION

1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings unless the context clearly requires otherwise:

         "Affiliate(s)" as applied to DRAXIMAGE or Cytogen shall mean any legal entity other than DRAXIMAGE or Cytogen, as the case may be, in whatever country organized, controlled by or under common control with DRAXIMAGE or Cytogen. "Affiliate" shall also mean any company which owns or controls at least fifty per cent (50%) of the voting stock of Cytogen or DRAXIMAGE, or any other company at least fifty per cent (50%) of whose voting stock is owned by or controlled by such company. The term "control" means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether pursuant to the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Product Manufacturing and Supply Agreement and all schedules and instruments supplemental to or amending or confirming it.

         "Batch" means a production batch of Products as specified in Schedule "A".

         "Business Day(s)" means a day other than a Saturday or Sunday, on which Canadian chartered banks are open for the transaction of domestic business in the City of Montreal, Province of Quebec.

         "Calendar Year" means January 1 to December 31 of any given year.

         "CFR" means the U.S. Code of Federal Regulation.

         "cGMP" or "Current Good Manufacturing Practices" means as the case may be the practices set out in the guidelines published as the Good Manufacturing Practices for Drug Manufacturers and Importers by the Health Protection Branch of Health Canada, as amended from time to time, for the manufacture of pharmaceutical products and the Current Good Manufacturing Practices as defined in United States 21 CFR - 820, et seq., as amended from time to time.

         "CNSC" means the Canadian Nuclear Safety Commission or any successor to it.

         "Commercially Reasonable Efforts" shall mean reasonable efforts and resources at least equal to those normally used by a reputable pharmaceutical or biotechnology company, under similar circumstances as the Parties to this Agreement, for a compound, formulation or product owned by it or to which it has rights, which has a similar market potential to the Products at a similar stage in its product life, taking into account the formulation of the Products, the competitiveness of the Products' marketplace, the proprietary position of the Products, the applicable regulatory structure and requirements for the Products, the clinical and pre-clinical study results pertaining to the Products, time and cost of completion of development of the Products, the profitability of the Products, the size and location of the subject market of the Products within the Territory, and any other relevant factors.

         "Distribution" means the logistical and financial aspects related to the shipment of Product from the Facility to Cytogen's customers in accordance with applicable Laws and includes, without limitation, arranging and paying for adequate Product insurance, freight and customs matters.

         "Facility" means DRAXIMAGE's facility located at 16751 Trans Canada Highway, Kirkland, Quebec, Canada including, without limitation, the hot lab section of same and, subject to Cytogen's prior written approval, such other facilities used by DRAXIMAGE in the Fabrication of Products hereunder.

         "FDA" means the United States Food and Drug Administration or any successor to it.

         "Fabricate" or "Fabricated" means to effect Fabrication.

         "Fabrication" means any operation required in the manufacturing, the processing, the testing, the packaging and the labelling, as the case may be, of the Products by DRAXIMAGE at its Facility (but expressly does not include the Distribution of the Products).

         "Force Majeure Event" has the meaning ascribed thereto in Article 11.1.

         "Governmental Authority" or "Governmental Authorities" means any court, tribunal, arbitrator, agency, administration (including the FDA), commission (including the NRC and CNSC), official or other instrumentality of the United States, Canada or any foreign country or any territory, or any domestic or foreign state, province, country, city or other political subdivision thereof.

         "Indemnitee"  means either Party,  as the case may be, and that Party's
         shareholders,    directors,    officers,    employees,    agents    and
         representatives.

         "Initial  Capacity" shall have the meaning  ascribed thereto in Article
         4.2 hereof.

         "Law(s)" means any law, statute, rule, regulation, guideline (including Current Good Manufacturing Practices), ordinance or other pronouncement of any Governmental Authority having the effect of law in the United States, Canada, any foreign country or any territory or any domestic or foreign state, province, county, city or other political subdivision.

         "License(s)" means the licenses required or issued to Cytogen or DRAXIMAGE, as the case may be, by the relevant Governmental Authority in respect of the Fabrication, marketing and Distribution of the Products.

         "License Agreement" shall have the meaning ascribed thereto in the recitals to this Agreement, which are incorporated by reference.

         "Losses" mean any and all direct damages, recalls (voluntary or involuntary), fines, fees, settlements, payments, obligations, penalties, deficiencies, direct losses, costs and expenses (including without limitation, interest, court costs, reasonable fees of attorneys, accountants and other experts and other reasonable expenses of litigation or other Proceedings or of any claim, default or assessment).

         "NRC" means the United States Nuclear Regulatory Commission or any successor to it.

         "Party" means either Cytogen or DRAXIMAGE, individually; "Parties" means Cytogen and DRAXIMAGE collectively.

         "Person(s)"  means any natural  person,  entity,  corporation,  general
         partnership,  limited  partnership,   proprietorship,   other  business
         organization, trust, union, association or Governmental Authority.

         "Price(s)" means the prices to be paid by Cytogen to DRAXIMAGE for the Fabrication of the Products by DRAXIMAGE as listed in the attached Schedule "B" to this Agreement.

         "Proceeding(s)"  means  applicable  action,  claim,  complaint,   suit,
         arbitration   or   Governmental    Authority   action,    notification,
         investigation or audit.

         "Product"  or   "Product(s)"   means,   singularly   or   collectively,
         DRAXIMAGE's       titanium-encapsulated       brachytherapy       seeds
         ("BrachySeed(TM)") based on the radioisotope Iodine-125 ("I125 Product") or Palladium-103 ("Pd103 Product") as approved in the Territory, for the indication of cancer of the prostate and as Fabricated in accordance with the Specifications.

         "Proprietary Information" includes, without limitation, compilations, formulae, processes, plans, blueprints, formulations, technical information, new product information, methods of product delivery, test procedures, know-how, software, customer addresses, customer lists, market plans or strategies, sales information, specifications, scientific, clinical, commercial and any other information or data considered confidential in nature, whether communicated in writing or orally, which is of competitive advantage to either Party in the conduct of its business.

         "Raw Material Costs" shall mean the direct costs related to the purchase of raw materials from third party suppliers that are necessary and allocable to the Fabrication of the Products, as determined in accordance with generally accepted accounting principles, consistently applied and expressly includes, without limitation, the costs of purchasing I125 and Pd103 radioisotopes and titanium and platinum/iridium components, but expressly excludes indirect costs such as labour overhead allocations and third party license fees, royalties, milestone or other payments related to the Products.

         "Regulatory Approval(s)" shall mean a 510-K clearance, premarket approval and/or any similar or successor approval issued from time to time by the FDA, or any successor agency, and any required approvals from the NRC or the CNSC, or any successor agency, which is required for the manufacturing, supply, transportation, marketing and selling (with the exception of Cytogen's promotional material and other similar documentation) of the Products in the Territory.

         "Specifications" means the procedures, requirements (regulatory or otherwise), standards and other items necessary to Fabricate the Products, as described in Schedule "A" to this Agreement, as approved by the FDA.

         "Term"  means the term of this  Agreement  as defined  in  Article  8.1 hereof.

         "Territory" means the United States and its territories.

         "Volume Discount" has the meaning ascribed thereto in Schedule "B".

1.2 Incorporation of Schedules. Schedules and other documents attached or referred to in this Agreement are an integral part of this Agreement, including the following:

                  Schedule "A"      Existing Product Specifications

                  Schedule "B"      Prices for Fabrication of the Products

1.3 Currency. Except as otherwise expressly stated, all dollar amounts referred to in this Agreement are in United States ("US") dollars.

1.4 General. Article headings in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement shall be read with such changes in gender or number as the context requires.

ARTICLE 2 - MANUFACTURING, SUPPLY AND RELATED SERVICES
------------------------------------------------------

2.1      Terms of Supply.
         ----------------

          (a) Subject to early termination of this Agreement in accordance with the provisions of Article 8 hereof, DRAXIMAGE shall during the Term exclusively (i) Fabricate the Products in the Facility for Cytogen and (ii) supply Products to Cytogen's customers (as requested by Cytogen) in accordance with the terms and conditions set out in this Agreement.

          (b) In consideration of the Fabrication of Products for Cytogen and supply of Products to Cytogen's customers in accordance with this Agreement, Cytogen shall purchase all quantities of Products required for the Territory exclusively from DRAXIMAGE. Subject to the provisions of the License Agreement, Cytogen shall be the sole and exclusive distributor of Product in the Territory.

          (c) Subject to the provisions of Article 2.3, all costs required for the Facility to Fabricate the Products shall be borne by DRAXIMAGE.

2.2      Consideration.
         --------------

          (a)  Price of Products. Subject to the provisions of Articles 13.6 and
               13.7 Cytogen shall purchase the Products in consideration for the Prices set out in Schedule "B", as amended only by mutual written consent of the Parties, and shall be entitled to the Volume Discount set forth on Schedule "B". Cytogen shall solely determine the price Cytogen charges to its customers for the Product.

          (b) Payment. Cytogen shall pay DRAXIMAGE, within thirty (30) days of the date of invoice by DRAXIMAGE, for all Products Fabricated for the Territory and purchased under the terms of this Agreement. DRAXIMAGE shall invoice Cytogen on a monthly basis. Interest on late accounts of Cytogen shall be charged at the rate of the National Bank of Canada prime plus one percent (1%) per annum.

          (c) Taxes. The Parties believe that as of the date hereof no use, consumption, sales or excise taxes or duties will be payable to any taxing authority in relation to the Fabrication and Distribution of the Products. In the event that any such taxes are or become exigible, however, the amount of such taxes will be added to the Price of the Products in effect at the time of shipment thereof and will be reflected in the invoices submitted to Cytogen by DRAXIMAGE pursuant to Article 2.2(b) hereof.

          (d) Distribution Costs. In accordance with the provision of Article 5, Cytogen shall be responsible for and pay all costs related to the Distribution of the Products from the Facility to Cytogen's customers. For greater certainty and for clarification purposes, but without limitation, Cytogen shall be financially and legally responsible for all applicable logistical services, insurance, freight and customs fees and levies related to the Distribution of the Products save and except for License costs referred to in
               Article 2.5 which shall be the obligation of DRAXIMAGE. If requested by Cytogen, DRAXIMAGE will provide such logistical services to Cytogen on a subcontracted basis, at a price to be agreed upon in writing by the Parties; provided, however, that if a price cannot be agreed upon, Cytogen shall be solely responsible for making its own logistical services arrangements. Such logistical services shall include but not be limited to coordinating with carriers and purchasing insurance.

2.3 Packaging. DRAXIMAGE shall package the Products in accordance with the requirements of Schedule "A" in respect of each Product and all applicable Laws regarding the labelling on the packaging materials and containers. All packaging materials for the Products will have the "DRAXIMAGE" logo; provided, however, that the package inserts for the Products will have the "Cytogen" logo. Notwithstanding the above, the determination of packaging formats are solely at the discretion of DRAXIMAGE. All one-time costs associated with any changes to such Product and packaging formats reasonably requested by Cytogen and acceptable to DRAXIMAGE, in its sole discretion, shall be Cytogen's responsibility.

2.4      DRAXIMAGE  Fabrication  Requirements.  DRAXIMAGE  shall  Fabricate the
         Products in accordance with the Specifications and applicable Laws including, without limitation, U.S. Food, Drug and Cosmetic Act, 21 U.S.C. Sec. 201 et seq., and DRAXIMAGE's technical specifications. DRAXIMAGE shall provide Cytogen with a copy of such technical specifications and not materially change them without notifying Cytogen. Each Party shall promptly notify the other of knowledge of any new instructions or specifications required in order to comply with applicable Laws, and shall cooperate in agreeing on the best means to comply with any new requirements.

2.5 Regulatory Matters. DRAXIMAGE shall be responsible for the costs of any Regulatory Approvals and, subject to the applicable provisions of
         Articles 2.2(d) and 5.1(a), Licenses required to Fabricate and Distribute the Products including, without limitation, changes to the Specifications and costs associated with Regulatory Approval of DRAXIMAGE's plant master/site registration file including site license fees; provided, however, that, subject to the applicable provisions of the License Agreement, Cytogen shall obtain and maintain in good standing all other applicable non-regulatory permits and licenses necessary or advisable for it to market, sell and Distribute the Product(s) in the Territory.

2.6 Customer Service. DRAXIMAGE shall establish at Cytogen's cost a 1-800-telephone line to be located at the Facility to assist with customer inquiries regarding the Products. The Parties shall share equally the costs associated with hiring one (1) customer service clerk as an employee of DRAXIMAGE to be located at the Facility to handle all 1-800 inquiries regarding the Products for both Canada and the Territory; provided, however, that it shall be DRAXIMAGE's sole responsibility to comply with applicable withholding and employment standards laws in relation to this employee. Although this individual will be an employee of DRAXIMAGE, Cytogen shall have reasonable input into the hiring of this individual and replacement if dissatisfied with his or her services. For greater certainty, but subject to the provisions of Article 3.1, the customer service clerk shall have sufficient expertise and understanding of the Products to answer various general customer questions and shall, where appropriate, direct customer inquiries to Cytogen's web site or phone center.

ARTICLE 3 - QUALITY ASSURANCE
-----------------------------

3.1 Complaints. DRAXIMAGE agrees to provide all reasonable and customary assistance to Cytogen in addressing all Cytogen customer and regulatory complaints related strictly to the quality of the Products and reporting of adverse events as set forth in Article 7.2; provided, however, that all other customer and regulatory complaints related to all other matters in relation to the selling, marketing and
         Distribution of the Products in the Territory, shall be the sole responsibility of Cytogen.

3.2 Recalls. In the event that a Regulatory Authority issues a recall order or if the Parties determine that a Product recall in the Territory is necessary, then the Parties shall work together to coordinate all necessary actions in order to recall the Product. DRAXIMAGE shall reimburse Cytogen for all out-of-pocket expenses associated with any such recall caused in whole or in part by DRAXIMAGE's failure to Fabricate the Product(s) in accordance with the requirements of this Agreement; provided, however, that if any Product recall or withdrawal is caused in whole or in part by any act of negligence of a Party or its agents, or any breach by a Party of the terms of this Agreement, or non-compliance with applicable Laws by a Party or its agents, such direct out of pocket expenses shall be apportioned accordingly between DRAXIMAGE and Cytogen to the extent that such recall is attributable to a particular Party's acts or omissions.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


ARTICLE 4 - PRODUCT SUPPLY AND QUANTITIES
-----------------------------------------

4.1 Ordering. Commencing January 21, 2001, Cytogen's customers shall provide daily orders to DRAXIMAGE on any Business Day during 8:00 A.M. to 6:00 P.M. EST.

4.2 Capacity. Cytogen shall provide in writing at least [**] advance warning ("Notice Period") to DRAXIMAGE of any significant increases in production capacity it anticipates will be required; provided, however, that DRAXIMAGE will only be obligated to provide up to a maximum of [**] units of the Product [**] for the [**] Calendar Year 2001 (the "Initial Capacity"). As used in this Agreement, "significant increases" shall mean a [**] percent ([**]%) increase of purchase of the Product by Cytogen over the [**] period immediately prior to the Notice Period.

4.3 Failure to Supply. Subject to Articles 4.1, 4.2, 6.2, 7.3 and 11.2, if DRAXIMAGE fails to supply the quantities of the Product ordered by Cytogen's customers, DRAXIMAGE shall undertake all reasonable necessary steps to cure this failure forthwith to the reasonable satisfaction of Cytogen. Cytogen shall be DRAXIMAGE's preferred distributor of Product and DRAXIMAGE shall fulfill Cytogen's orders prior to fulfilling any order from another licensee or distributor or fulfilling its own needs. At any time during such failure, Cytogen may, at its discretion, purchase the quantities of similar or competitive products to the Products necessary to meet its requirements without violation of that certain non-compete provision contained in Article 9.1(a) of the License Agreement; provided, however, that as soon as DRAXIMAGE is in a position to supply once again the quantities of the Products ordered by Cytogen's customers, Cytogen shall recommence purchasing the quantities of Products exclusively from DRAXIMAGE necessary to meet its requirements in accordance with the provisions of this Agreement.

4.4 Seed Disposal. Cytogen shall have the sole responsibility to dispose of any unwanted seeds in the Territory and shall provide acceptable documentary evidence of any such disposal to DRAXIMAGE forthwith confirming the safe disposal of such seeds in accordance with applicable Laws; provided, however, that DRAXIMAGE shall assist Cytogen with related logistical aspects to such disposal and may at its sole discretion agree to take possession of such unwanted seeds for its own purposes at Cytogen's cost.

ARTICLE 5 - DELIVERY AND TITLE TO PRODUCTS
------------------------------------------

5.1      Delivery.

          (a) Cytogen shall be responsible for all aspects (financial, legal or otherwise) of the Distribution of the Products to its customers save and except for License costs referred to in Article 2.5 which shall be the obligation of DRAXIMAGE. The Products shall be shipped F.O.B. the Facility. DRAXIMAGE is prepared to assist Cytogen with respect to the Distribution of the Products in accordance with the provisions of Article 2.2(d); provided, however, it is expressly understood by the Parties that in so assisting Cytogen, DRAXIMAGE shall receive customary and adequate consideration for such assistance (which shall be in addition to the Prices).

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


          (b) For the first [**] of shipments of the Products, DRAXIMAGE shall ensure that the Products are ready for shipment from the Facility within [**]from the time it receives orders from Cytogen's customers in accordance with the provisions of Article 4.1. After this initial [**] period, the Products shall be ready for shipment from the Facility within [**] from the time of
               DRAXIMAGE's receipt of an order from Cytogen's customers in accordance with the provisions of Article 4.1. [**] after the initial [**] period, the Products shall be ready for shipment from the Facility within [**] from its receipt of an order from Cytogen's customers in accordance with Article 4.1. For greater certainty and illustration purposes, "Business Day hours" as referenced in this Article means, for example, that if the Products are to be ready for shipment from the Facility within [**] as referred to above, an order for Products placed by a Cytogen customer on a Friday, would be shipped from the Facility [**].

          (c) Title to and risk for the Products supplied to Cytogen under this Agreement passes to Cytogen at DRAXIMAGE's Facility at the time the Products are loaded onto the designated carrier for shipment to Cytogen's customers. DRAXIMAGE shall not be liable to Cytogen for loss of any kind arising out of or in relation to damage to Products, however caused, which occurs after title to and risk for the Products passes to Cytogen, nor shall any liability of Cytogen to DRAXIMAGE under this Agreement be diminished or extinguished by reason of such loss. For greater certainty, Cytogen shall be liable for all risk of loss while Products are in transit, and Cytogen is responsible for ensuring that adequate insurance coverage is obtained and maintained for the Products from the time title passes to Cytogen. Subject to the provisions of Article 5.2 hereof, lost or returned shipments of Products are at the cost of Cytogen.

5.2 Replacement Products. If Cytogen reasonably determines, after consultation with DRAXIMAGE, where reasonably practicable to do so, that a Products fails in whole or in part to conform with the Specifications ("Rejected Products"), DRAXIMAGE agrees to use its Commercially Reasonable Efforts to deliver replacement Products for the Rejected Products ("Replacement Products") within [**] of when the Parties agree that a Product fails to conform. DRAXIMAGE shall be responsible for all costs associated with the returning of the Rejected Products and shipment of the Replacement Products and all risk of loss while the Rejected Products or Replacement Products are in transit. Should DRAXIMAGE disagree with Cytogen's determination, the provisions of Article 9 shall apply. Cytogen shall have the right to audit
         DRAXIMAGE's Facility once yearly to perform reasonable and customary quality assurance tests in order to ensure the Product is in accordance with the Specifications. In addition, upon Cytogen's reasonable request from time to time, DRAXIMAGE will provide appropriate certificates of analysis and other customary test results to Cytogen in order to give effect to this Article.

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES
------------------------------------------

6.1      DRAXIMAGE Warranties.  DRAXIMAGE represents and warrants that:


          (a) it shall obtain all necessary Regulatory Approvals and Licenses required for it to Fabricate the Products and to perform its obligations to Cytogen under this Agreement and in accordance with applicable Law(s);

          (b) all Products shipped from the Facility will be in compliance with the Specifications, all applicable regulatory requirements and cGMP;

          (c) all quantities of Products supplied pursuant to this Agreement shall be marked by lot number or otherwise in accordance with DRAXIMAGE's standard marking procedures; and

          (d) it has the right to grant Cytogen the exclusive right to distribute the Products as specified in Section 2.1(b).

         The above noted representations and warranties in this Article 6.1 are in addition to any other representations and warranties of DRAXIMAGE contained in the License Agreement.

6.2      Cytogen Warranties.  Cytogen represents and warrants that:

          (a) it shall obtain and maintain all necessary permits, registrations and Licenses required for it to sell, market and Distribute the Products in the Territory and to perform its obligations to DRAXIMAGE under this Agreement and in accordance with applicable Law(s).

         The above noted representation and warranty in this Article 6.2 are in addition to any other representations and warranties of Cytogen contained in the License Agreement.

6.3 Government Inspections and Communications. Each Party agrees to promptly notify the other of any inspections of any Governmental Authority pending as of the date hereof or as notice of same may arise, and of any communications to or from any Governmental Authority (including the reporting of adverse drug experiences or field alerts) which might (i) reasonably be expected to affect adversely a respective Party's ability to perform its obligations under this Agreement, or
         (ii) result in an inspection of the relevant areas of the Facility. Further each Party shall keep the other apprised if any Governmental Authority pursues any actions as specified in subsections (i) or (ii) above.

ARTICLE 7 - THIRD PARTY LIABILITY
---------------------------------

7.1 Each Party shall indemnify, defend and hold the other, and their respective employees, directors, representatives and advisors, harmless from and against any and all non-Affiliate third party liabilities, actions, suits, claims, demands, prosecutions, damages, costs, expenses or money judgements (including reasonable solicitors' fees) which arise out of:

          (a) the intentional misconduct or negligence of the indemnifying Party with respect to its acts or omissions under this Agreement or pertaining to the Products; or

          (b) the breach by the indemnifying Party of its representations and warranties contained in this Agreement;

         except to the extent of an indemnity obligation on the part of the other Party under this Article. In the event of a claim which may give rise to a right of indemnity under this Article, the Party intending to claim indemnity shall give the indemnifying Party notice in writing as soon as practicable of any such claim or lawsuit.

         In any such claim or lawsuit:

               (i) The Party claiming indemnity will give the indemnifying Party full opportunity to control the response thereto and the defense thereof, including any agreement relating to the settlement thereof, provided that the indemnifying Party shall not settle any such claim or action without the prior written consent of the Party claiming indemnity (which shall not be unreasonably withheld or delayed);

               (ii) the  Party  claiming  indemnity  will,  at the  indemnifying
                    Party's expense, cooperate reasonably in the defense of the non-Affiliate third party's claim, and shall have the right to participate in such defense to the extent that in its judgement the Party claiming indemnity may be prejudiced thereby;

               (iii)the Party  claiming  indemnity  shall not  settle,  offer to settle or admit liability in any claim or suit without the written consent of an officer of the indemnifying Party, which consent shall not be unreasonably withheld.

         The Party claiming indemnity may participate, at its own expense, in such defense and in any settlement discussions directly or through counsel of its choice on a monitoring, non-controlling basis but such participation shall not be deemed a waiver by that Party of any rights or recourse, for indemnification or otherwise, it might have against the indemnifying Party.

7.2 Cytogen and DRAXIMAGE shall advise each other immediately, to be confirmed in writing, of any occurrence which involves a claim for death or injury following administration of the Products supplied hereunder, or any matter arising out of this Agreement which is required to be reported other than in a routine manner to the regulatory authorities by either Party. The Parties will cooperate reasonably to facilitate and develop written procedures for the reporting of adverse events for the Products to appropriate regulatory agencies within the Territory. It is understood that DRAXIMAGE will be responsible for the reporting to the applicable regulatory agency of adverse events within the Territory and that Cytogen will render assistance as reasonably requested.

7.3 Neither Party shall be liable to the other for any indirect, incidental, special, or consequential damages in connection with this Agreement, however caused, whether based on contract, tort, warranty, or other legal theory, and even if such Party has been informed in advance of the possibility of such damages or such damages could have been reasonably foreseen by such Party. The limitation set forth in this Article 7.3 shall not apply with respect to the obligations of either Party to indemnify the other Party under Article 7 in connection with a liability to a non-Affiliate third party.

ARTICLE 8 - TERM AND TERMINATION
--------------------------------

8.1 This Agreement shall become effective on the Effective Date and shall terminate on December 31, 2010, unless earlier terminated in accordance with the provisions of this Agreement (the "Term"). Beginning no later than one (1) year and ending not later than six (6) months prior to such expiration, the Parties will enter into good faith discussions, without obligation, about possible renewal of this Agreement and the terms of any such renewal.

8.2 This Agreement shall automatically terminate in the event that the License Agreement terminates.

8.3 Subject to the provisions of Article 11.2, either Party hereto may, at its option, terminate this Agreement by giving to the other Party prior notice in writing to that effect of not less than ninety (90) days in the event the other Party commits a material breach of either this Agreement or the License Agreement (thirty (30) days, in the case of any payment default), and has failed to cure such breach during the ninety (90) day period or thirty (30) day period, as applicable, following receipt of said notice from the non-breaching Party, or such longer period as may reasonably be necessary, provided the breaching Party continues its diligent efforts to cure. Any such cancellation and termination pursuant to this Article 8.3 shall not release the breaching Party from any obligations hereunder incurred prior thereto.

8.4 Either Party hereto may terminate this Agreement immediately if the other Party becomes insolvent, or voluntary or involuntary proceedings are instituted against the other Party under any federal, state or local bankruptcy or insolvency laws, or a receiver or trustee of the Party's property shall be appointed or the Party makes an assignment for the benefit of its creditors. In such a circumstance, the Parties acknowledge, without limitation, that it is their intent to provide the maximum protection available under applicable law for an exclusive licensor and licensee under the circumstances referred to in this
         Article 8.4; provided, however, that the Parties in so acknowledging are not obligated to incur any costs in order to give legal force and effect to such an intention.

8.5 In the event of expiration of this Agreement, or the termination of any rights granted hereunder with respect to a given Product prior to the expiration or termination of this Agreement in its entirety, Cytogen shall have no further rights in the affected Intellectual Property Rights or Trademarks (as those terms are defined in the License Agreement), Regulatory Approvals or Products. Any expiration or partial or complete termination of this Agreement shall not affect the rights, obligations and remedies of either Party accrued as of such expiration or termination.

ARTICLE 9 - DISPUTE RESOLUTION
------------------------------

9.1 The Parties will attempt in good faith, in accordance with the provisions of Article 7.3 of the License Agreement, to resolve any dispute or claim arising out of or relating to this Agreement.

9.2 Should the Parties fail to settle a dispute pursuant to the provisions of Article 7.3 of the License Agreement, the matter shall be finally settled by arbitration in accordance with the provisions of the
         Arbitration Act, 1991, Ontario and any amendments thereto. The following rules shall apply to the arbitration:

          (a) The arbitration tribunal shall consist of one arbitrator who is not affiliated with either of Cytogen or DRAXIMAGE, who has relevant industry knowledge, expertise and credibility and who is appointed by mutual agreement of Cytogen and DRAXIMAGE or, in the event of failure to reach an agreement within ten (10) days after the Settlement Date, either Party may request the Co-ordinator, ADR Chambers, 48 Yonge Street, Suite 1100, Toronto, Ontario M5E 1G6 (or any successor thereto) to provide a list of five arbitrators from amongst its members outlining their qualifications. Within three (3) Business Days of the receipt of the list, Cytogen and DRAXIMAGE shall independently rank the proposed candidates, shall simultaneously exchange rankings, and shall select as the arbitrator the individual receiving the highest combined ranking who is available to serve. If either Party does not rank and provide a copy of the ranking to the other Party, the Party who does rank the arbitrator will be able to select the arbitrator.

          (b) The arbitrator shall be instructed that time is of the essence in proceeding with his or her determination of any dispute, claim, question or difference. The arbitration tribunal shall determine the time, date and place of arbitration, taking into consideration the Parties' convenience and the other circumstances of the case.

          (c) Cytogen and DRAXIMAGE will agree, in consultation with the arbitrator, on the rules for the arbitration. Absent agreement to the contrary, the following rules, designed to save time and expense for the Parties, will apply:

                    (i) Statements shall be in writing and shall be no more than five (5) pages in length; and shall be submitted to the arbitration tribunal and to the other Party two
                         (2) days prior to the arbitration;

                    (ii) Each  Party  will  provide  to the other  access to any documents that may be relevant to the arbitration. Each Party will also provide to the other a list and copies of up to (but not exceeding) twenty (20) documents that the Party intends to rely on at the arbitration. Such access will be during normal business hours and will commence one day after the appointment of the arbitration tribunal and shall terminate one day prior to submission of the statements;

                    (iii)Each Party will be  entitled to oral  discovery  of one representative of the other Party if it deems it appropriate at a mutually agreed upon date, time and location. Each Party may only discover the other Party's representative for a maximum of one (1) eight
                         (8) hour day. Any questions refused will be put to the arbitrator for the arbitrator's determination as to whether the questions are appropriate and relevant;

                    (iv) At the  hearing,  opening  argument  will be limited to one-half (1/2) hour per Party;

                    (v) Each Party may produce up to two (2) witnesses for direct examination. The total time permitted for direct examination will be two (2) hours for each witness. Total time for cross-examination will also be two (2) hours for each witness;

                    (vi) A Party may introduce any of its twenty (20)  documents through either of its witnesses. The other Party may, if appropriate, challenge the authenticity of any document produced through those witnesses;

                    (vii)Closing  arguments  will be limited to one (1) hour for each Party; and

                    (viii) The  arbitrator  will  attempt  to produce a decision within seven (7) calendar days of the conclusion of the arbitration, and written reasons within two (2) months of the arbitration.

          (d) The arbitration shall be conducted in English and shall take place in Toronto, Ontario.

          (e) The arbitration awards shall be given in writing and shall be final, and binding on Cytogen and DRAXIMAGE, not subject to any appeal whatsoever, and shall deal with the question of costs of the arbitration and all matters related thereto. In his or her award of costs, the arbitrator may consider each Party's effort to resolve the dispute through bona fide good faith negotiation efforts and has the authority, if he or she deems advisable, to award solicitor and client costs against a Party that fails to demonstrate such bona fide good faith efforts.

          (f) Judgement upon the award rendered may be entered into any court having jurisdiction, or application may be made to such court for judicial recognition of the award or an order for enforcement thereof, as the case may be.

          (g)  The  arbitrator  will not be  empowered  to and  shall  not award
               punitive,   exemplary,   special,   consequential  or  incidental
               damages.

          (h) Notwithstanding the foregoing, either Party shall be entitled to pursue equitable remedies in a court of competent jurisdiction, including, without limitation, injunctive relief in any court in the event that legal or monetary damages are inadequate.

ARTICLE 10 - CONFIDENTIALITY
----------------------------

10.1 A Party receiving Proprietary Information from the other, directly or indirectly, will treat such information as confidential and will use efforts at least equivalent to those used to protect its own Proprietary Information but in no event shall the receiving Party use less than reasonable efforts. Except (i) to enable Cytogen to exercise its rights to grant sublicenses as set forth in Article 2.4 of the License Agreement; and (ii) as set forth in Article 10.2 following, all information or data communicated from one Party to the other will be deemed and treated as Proprietary Information unless otherwise agreed to in writing. All oral communications, whether or not summarized and reduced to writing, shall also be considered confidential. Access to such Proprietary Information will be limited to employees, agents, advisors or consultants of the Party or its Affiliates receiving such information, who reasonably require such information and who are bound to said Party by a like obligation of confidentiality. A Party receiving Proprietary Information will not use such information for its own benefit or for the benefit of others or in any way not consistent with the purposes set out in this Agreement.

10.2 Nothing contained herein will in any way restrict or impair each Party's right to use, disclose or otherwise deal with any Proprietary Information which:

          (a) at the time of disclosure is in the public domain or thereafter becomes part of the public domain by publication or otherwise through no act of the Party receiving such information;

          (b) the Party receiving such information can conclusively establish was in its possession prior to the time of the disclosure;

          (c) is independently made available as a matter of right to the Party receiving such information by a third party who is not in violation of a confidential relationship with the other Party;

          (d)  is  developed  by  a  Party   independently  of  the  Proprietary
               Information received from the other Party; or

          (e) is information required to be disclosed by legal process or in connection with a disclosing Party's periodic filings with the United States Securities and Exchange Commission; provided, in such case, the disclosing Party timely informs the other and discloses the minimum amount of information necessary to be in compliance and maintain confidentiality to the extent possible and cooperates reasonably with the other Party in attempting to limit such disclosure.

10.3 The Party receiving Proprietary Information will obtain no right of any kind, or license under any patent application or patent, except as expressly stated in the License Agreement. All Proprietary Information will remain the sole property of the Party disclosing such information or data.

10.4 Upon termination of this Agreement, the Party to which Proprietary Information has been disclosed will upon request, return within thirty
         (30) days all such information, including any hard and electronic copies thereof, and cease its use, or at the request of the Party transmitting such Proprietary Information, will promptly destroy the same and certify such destruction to the transmitting Party, provided that each Party may retain one copy of the Proprietary Information in a secure location for compliance and record keeping purposes only.

10.5 Termination of this Agreement shall not relieve the Parties of their obligations under this Article 10. The confidentiality obligations pursuant to this Article 10 shall remain in full force and effect throughout the Term of this Agreement plus five (5) years thereafter.

ARTICLE 11 - FORCE MAJEURE
--------------------------

11.1 Neither Party shall be liable in damages for, nor shall this Agreement be terminable or cancellable by reason of, any delay or default in such Party's performance hereunder if such default or delay is caused by events beyond such Party's reasonable control including, but not limited to, acts of God, regulation or law or other action or failure to act of any government or agency thereof, war or insurrection, civil disturbance, destruction of production facilities or materials by earthquake, fire, ice, flood or storm, labour disturbances, epidemic, or failure of public utilities or common carriers to act for the reasons listed above (collectively or individually "Force Majeure Event"); provided, however, that the Party seeking relief hereunder shall immediately notify the other Party of such cause(s) beyond such Party's reasonable control. The Party which may invoke this Article
         11.1 shall use all reasonable efforts to reinstate its ongoing obligations to the other as quickly as possible and the other Party should provide all reasonable assistance to help the invoking Party in this respect.

11.2 The Parties shall have any Force Majeure Event dealt with on an expedited basis by the Liaison Committee (as that term is defined in the License Agreement) in accordance with the provisions of Article 7.3 of the License Agreement. Notwithstanding the above, if a Party fails to perform any of its obligations under this Agreement for one hundred and twenty (120) consecutive Business Days due to a Force Majeure Event, unless within such period the non-performing Party has begun to remedy substantially its inability to perform, the other Party may, if itself is not in material breach under this Agreement, terminate this Agreement by providing written notice to the non-performing Party. In the event of such termination, both Parties' respective rights and obligations under this Agreement shall terminate except for any amounts previously due and owing by one Party to the other and except for any obligations which this Agreement expressly provides shall survive the termination such as, without limitation, the provisions of Articles 2.2(b), 7, 10, 13.2 and 13.4

ARTICLE 12 - ASSIGNMENT AND SUBLICENSING
----------------------------------------

12.1 Neither Party may without written approval of the other Party (and such approval shall not be unreasonably withheld):

          (a) assign or sublicense this Agreement or transfer its rights, obligations or interest or any part thereof under this Agreement to any third party which is not an Affiliate; or

          (b) designate or cause any third party not an Affiliate to perform all or part of its activities hereunder, or to have the benefit of all or part of its rights hereunder.

12.2 Either Party may, upon written notice to the other, assign all or a part of its rights or obligations hereunder to an Affiliate, provided that such assignment shall not lessen or release the prior or ongoing obligations of the assignor to the other Party to this Agreement and that the applicable Affiliate shall agree, in writing, to be bound by the terms and conditions of this Agreement.

ARTICLE 13 - MISCELLANEOUS
--------------------------

13.1 Relationship of the Parties. The relationship between DRAXIMAGE and Cytogen created pursuant to this Agreement is intended to be that of independent contractors.

13.2 Insurance. Each Party will maintain throughout the Term, and for at least three (3) years thereafter, comprehensive general liability insurance, including blanket contractual liability insurance covering the indemnification, defense and other obligations of that Party under this Agreement, which insurance affords limits of not less than Five Million Dollars ($5,000,000) for each person, and Five Million Dollars ($5,000,000) for each occurrence, for bodily injury, liability, personal injury liability, products liability, property damage liability, contractual liability, and completed operations liability.

         Each Party will provide to the other a Certificate of Insurance evidencing the above coverage, this Certificate to be provided to the other Party within sixty (60) days after the execution of this Agreement. This Certificate of Insurance shall show the name of the Party, the name of the issuing company, the type of insurance, the policy number, the effective date, the expiration date, and the limits of liability. The insurance shall provide for a minimum of thirty (30) days written notice to the recipient of the Certificate of Cancellation or material change in the insurance.

         A Party's liability to the other is in no way limited to the extent of the other Party's insurance coverage.

13.3 Further Assurances. Each Party will at any time and from time to time, upon the reasonable request of the other Party and at the other Party's expense, execute and deliver such further documents and do such further acts and things as the other Party may reasonably request to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement.

13.4     Non-Competition and Non-Solicitation. The Parties acknowledge that the
         License  Agreement  contains   non-competition  and   non-solicitation
         provisions in Article 9.

13.5 Notices. Any notice or other communication made under this Agreement (other than routine business communication) shall be in writing and shall be properly given: (i) when delivered if sent by personal delivery; (ii) when transmitted if sent by facsimile with confirmation of transmission; or (iii) three days after being posted if sent by registered mail return receipt requested, addressed:

             If to Cytogen:             Cytogen Corporation
                                        600 College Road East - CN 5308
                                        Princeton, New Jersey 08540-5308
                                        United States of America
                                        Attention:  President
                                        ---------------------
                                        Facsimile:  609-750-8124

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


             If to DRAXIMAGE :         DRAXIMAGE Inc.
                                       16751 Trans Canada Highway
                                       Kirkland, Quebec H9H 4J4
                                       Canada
                                       Attention:  President
                                       ---------------------
                                       Facsimile:  514-630-7201

             With a copy to:           DRAXIS Health Inc.
                                       2nd Floor, 6870 Goreway Drive
                                       Mississauga, Ontario L4V 1P1
                                       Canada
                                       Attention:  General Counsel
                                       ---------------------------
                                       Facsimile:  905-677-5494

         A Party may change its address for notice by notifying the other Party at any time.

13.6 Hardship Clause. Notwithstanding any other provision contained in this Agreement, should:


          (a) the standard market selling price in the Territory for I125 Product at any time during the Term falls to or below $[**] per seed on a weighted average basis, as demonstrated by Cytogen by competent proof; or

          (b) if the Raw Material Costs for the Products increases at any time during the Term by greater than [**]percent ([**]%) from the average 2001 Raw Material Costs for the Products; or

          (c) the standard market selling price on a weighted average basis in the Territory for Pd103 Product at any time during the Term falls below [**] percent ([**]%) of the 2000 weighted average selling price for the PD103 Product in the Territory, as demonstrated by Cytogen by competent proof, the Parties shall meet at the request of the disadvantaged Party for the purpose of discussing methods of addressing (a), (b) or (c) above. If, within a period of [**], the Parties are unable to agree on amendments to this Agreement which would resolve such concerns, the disadvantaged Party may at its sole option upon giving a [**] written notice to the other Party submit the matter to arbitration in accordance with Article 9.2 herein. In rendering their decision pursuant to the provisions of this Article 13.6, the arbitrator(s), in addition to all other jurisdiction they may have pursuant to the provisions of Article 9.2 herein, shall also be entitled to order amendments to this Agreement which in their opinion will remedy the inequality of either (a), (b) or (c) above and the Parties shall be bound thereby by such amendments. The Parties acknowledge and agree that the intent of this Article 13.6 is to address situations where the occurrence of event (a), (b) or (c) above results in a significant and material impairment or disadvantage to the business of the disadvantaged Party. The Parties also acknowledge and agree that they shall make all reasonable and necessary good faith efforts to resolve any issues arising under this Article 13.6 to their commercial mutual benefit prior to referring the matter to arbitration.

13.7 Waiver and Amendment. No delay or failure on the part of a Party in exercising any rights under this Agreement shall affect any of such Party's rights. This Agreement may not be modified or amended except by further written statement signed by both Parties.

13.8 Severability. Any provision of this Agreement that is held to be inoperative, unenforceable or invalid in any jurisdiction shall be inoperative, unenforceable or invalid in that jurisdiction without affecting any other provision hereof in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions hereof are declared to be severable.

13.9 Entire Agreement. This Agreement constitutes the entire agreement between the Parties and cancels and supersedes any prior understandings and agreements between the Parties with respect to the matters contained herein.

13.10 Incorporation of Schedules. The schedules attached to this Agreement are incorporated by reference herein and made a part hereof.

13.11 Governing Law. This Agreement has been made in the Province of Ontario and shall be governed by and construed in accordance with the laws of the Province of Ontario and Canada applicable thereto, without regard to its choice of law principles.

13.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same agreement.

13.13 English Language. The Parties declare that they have required that this Agreement and any documents relating thereto be drawn up in the English language. Les parties aux presentes declarent qu'elles ont exige que cette entente et tous les documents y afferant soient rediges en langue anglaise.

13.14 Public Disclosure. Subject to applicable securities regulatory disclosure requirements, a Party may not disclose the non-general details of this Agreement to a non-Affiliate without first obtaining the consent of the other Party, such consent not to be unreasonably withheld. Upon execution of this Agreement, the Parties will issue a joint press release which is mutually satisfactory to the Parties and full consideration and representation of the respective roles and contributions of both Parties shall be given in any such press release. Other than as specified in the immediately preceding sentence and subject to applicable securities regulatory disclosure requirements, neither Party will issue any press release regarding this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld. In the event that a Party is required to disclose publicly any information directly or indirectly relating to this Agreement to comply with applicable regulatory disclosure requirements, it shall in good faith, wherever reasonable and practicable to do so, confer with the other Party on the content of such disclosure before it is publicly released.



                           [Left Intentionally Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be entered into by their duly authorized officers as of the day and year first set forth above.

DRAXIMAGE INC.


         /s/Raymond Dore
         -----------------------------------
By:      Raymond Dore
Title:   President

Date:    December 5, 2000
         --------------------------------------------


CYTOGEN CORPORATION

         /s/ H. Joseph Reiser
         --------------------------------------------
By:      H. Joseph Reiser, PhD
Title:   President & CEO

Date:    January 5, 2001
         --------------------------------------------

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                  SCHEDULE "A"

                         EXISTING PRODUCT SPECIFICATIONS

                               BRACHYSEED(TM) [**]

Product number:   502050
Issue Date:       31/OC/00
Superseded Date:  11/AU/00
Revision number:  1

Analytical Specifications:

               Colour                        Metallic (titanium).

               Form                          Capsular in shape.

               Appearance                    Clean, free from visible defects.
                                             A clean,  smooth weld is  visible
                                             around the circumference at  the
                                             centerline of each seed.  The vial
                                             and seeds are in good  condition.
                                             The labeled name, lot number and
                                             expiry date correspond to the
                                             information on the batch
                                             manufacturing record.

               Radioisotopic                 Identity [**]

               Total Radioactivity           Labelled radioactivity [**]

               Radioactivity per Seed        No seed may be more than [**] of
                                             the target activity.

               Leak Test                     [**] per seed.

               Delivered Quantity            Confirm Labelled quantity.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                  SCHEDULE "B"



                     PRICES FOR FABRICATION OF THE PRODUCTS

--------------------------------------------------------------------------------
I125 Product unit cost price *:         $[**] per seed, F.O.B., DRAXIMAGE 's
                                        loading dock.
--------------------------------------------------------------------------------
Pd103 Product unit cost price:          Initial price to be determined by the
                                        Parties  at  the  time  the  Pd103
                                        Product   is   launched   in   the
                                        Territory; provided, however, that
                                        such  price is not to exceed  [**]
                                        percent   ([**]%)   of  the   I125
                                        Product   seed  unit  cost   price
                                        existing at the time of the launch
                                        of  the  Pd103  Product  into  the
                                        Territory.
--------------------------------------------------------------------------------
Volume Discount                         Cytogen will be eligible for an annual
                                        volume rebate ("Volume Discount") from
                                        DRAXIMAGE equal to the sum of:

                                        1. $[**] per seed of Product sold in a
                                           Calendar Year in excess of [**]seeds,
                                           to a limit of [**] seeds; and

                                        2. $[**] per seed of Product sold in a
                                           Calendar Year in excess of [**]
                                           seeds.


--------------------------------------------------------------------------------


* All above quoted Product unit cost prices include all materials (cartons, styrofoam, fibre, drums, lead pots and glass vials) and labour related to the Fabricating and packaging of the Product at the Facility; but expressly exclude payments of all applicable taxes in accordance with the provisions of Article 2.2(c) of this Agreement, Distribution costs to be incurred by Cytogen in accordance with the provisions of Articles 2.2(d) and 5.1(a) of this Agreement, any interest on late accounts payable by Cytogen in accordance with the provisions of Article 2.2(b) of this Agreement, and any other monies owed to DRAXIMAGE by Cytogen pursuant to any other applicable terms of this Agreement and/or the License Agreement. For greater certainty and clarification, no Bad Debts (as that term is defined in the License Agreement) may be deducted from the above quoted Product unit cost prices.